PRESS RELEASE
FOR IMMEDIATE RELEASE

CONTACT:
Kate de Santis
Director, Corporate Communications and Investor Relations
Human Genome Sciences
301/309-8504

                             HUMAN GENOME SCIENCES

                      OFFERING SHARES OF ITS COMMON STOCK

         ROCKVILLE, Maryland -- October 19, 2000 -- Human Genome Sciences, Inc. (Nasdaq: HGSI) today announced the commencement of a public offering of 8,000,000 shares of its Common Stock, plus up to 1,200,000 shares to cover over-allotments, if any. All of the shares are being offered by the Company. The shares of common stock are being offered by a prospectus supplement pursuant to the Company's effective shelf registration statement in an offering being managed by Credit Suisse First Boston and co-managed by Goldman, Sachs & Co., Lehman Brothers, CIBC World Markets, J.P. Morgan & Co. and Dain Rauscher Wessels.

         HGS expects to use the net proceeds from this offering to continue the initiation and expansion of laboratory and human studies to evaluate additional protein-, gene- and antibody-based drugs, to accelerate ongoing research and development efforts and explore new opportunities in a variety of fields, to pursue patent coverage for HGS' genes and potential products, to operate and expand process development and manufacturing facilities, to acquire complementary products or companies and develop partnerships in other areas of drug development that further HGS' strategic goal of becoming a fully-integrated global pharmaceutical company, and for general corporate purposes.

          This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A shelf registration statement relating to the shares that the Company intends to sell has previously been filed with, and declared effective by, the Securities and Exchange Commission. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of a prospectus with respect to this offering may be obtained from Credit Suisse First Boston, c/o Prospectus Department, 11 Madison Avenue, New York, New York 10010, tel. 212-325-2580 or by faxing requests to 212-325-8057.


         Human Genome Sciences is a company with the mission to treat and cure disease by bringing new gene-based drugs to patients.

         HGS and Human Genome Sciences are registered trademarks of Human Genome Sciences, Inc.

         This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences' current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the company's unproven business model, dependence on new technologies, uncertainty as to clinical trial results, ability to develop and commercialize products, dependence on collaborators for services and revenue, substantial indebtedness, intense competition, uncertainty of patent and intellectual property protection, dependence on key management, uncertainty of regulation of products, dependence on key suppliers and other risks that may be described in the company's filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today's date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.



                                     # # #